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Exhibit 4.21

SECURITY AGREEMENT

This is a Security Agreement covering personal property as well as other property real and/or personal

PUGET SOUND ENERGY, INC.

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

TRUSTEE

THIRTY-SEVENTH SUPPLEMENTAL INDENTURE

Dated as of April 25, 2016

SUPPLEMENTING

INDENTURE OF FIRST MORTGAGE

Dated as of April 1, 1957

Unofficial Record

07771-0160/130645303.2

3446610 AGR 04/26/2016 08:16:18 AM Page 3 of 15 ANY WRmNG, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING THIS THIRTY-SEVENTH SUPPLEMENTAL INDENTURE, made as of_,,_"" .. ~ day of April, 2016, by and between Puget Sound Energy, Inc., a corporation. duly omnraeQ' and existing under and by virtue of the laws of the State of Washington (hereinafte sometimes called the "Company"), party of the first part, and The Bank of Ne~ Trust Company, N.A., a national banking association duly organized and exi • under e Jaws of the State of California and having its principal corporate trust offi outh Hope Street, Suite 400, Los Angeles, CA 90017 (successor to BNY Mi t Company) (hereinafter sometimes called the "Trustee"), as Trustee und r the In ture of First Mortgage dated as of April 1, 1957 (hereinafter called the "0 • • "or, as heretofore supplemented and modified, hereinafter called the "In e ture" pplemented and modified by all indentures supplemental thereto heretofore e e uted a delivered, party WITNESSETII: that • G of the second part; • ~ WHEREAS, Washington Natural Gas~pa y a co 10n organized and existing under the laws of the State of Delaware (her • erEirst Predecessor Company"), which was merged into Washington Natural pany, a corporation organized and existing under the laws of the State of W ashingto einafter called the "Second Predecessor Company") on August 9, 8, had here e executed and delivered to the Trustee its Original Indenture, in order, g other things, to secure, as provi~ed therein, the payment of the principal of and pre 1 y, and interest on its bonds (in the Indenture and herein called the 11Bo y • e issued and outstanding thereunder according to their tenor and ~{f ect, id ~,,6n4 be designated generally as its "First Mortgage Bondst11 and to be'iis~r('?!J( ore series as provided in the Original Indenture; and WHEREAS the F t Pred s r Company had heretofore executed and delivered • sixteen indenture u le~t I to e Original Indenture as follows: First Supplemental Indenture, dated a o =·, , naming and appointing, pursuant to the provisions of Section 15.1 f e rig denture, R.H. Long, an individual, to act as Co-Trustee jointly with the Tru ec Q_~ up emental Indenture dated as of October 1, 1959, Third Supplemental ~eel d as of May 1, 1961, Fourth Supplemental Indenture dated as of May 1, 196...........--r-"LI.LH.~mlemental Indenture dated as of June 1, 1965, Sixth Supplemental Indentur <is f gust l, 1966, Seventh Supplemental Indenture da,ed as of February 1, 1967, hth S p lemental Indenture dated as of September 1, 1967, Ninth Supplemental Inde e fSeptember 1, 1968, Tenth Supplemental Indenture dated as of June 1, 19 , I~ upplemental Indenture dated as of April 1, 1971, Twelfth Supplemental PAGE 1·

344661-0 AGR 04/26/2016 08:16:18AM Page 4 of 15 AN\' WRIT.ING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING Indenture dated as ofNovember 1, 1972, Thirteenth Supplemental Indenture date September 1, 1975, Fourteenth Supplemental Indenture dated as of September 15, 1 , Fifteenth Supplemental Indenture dated as of March I, 1977 and Sixteenth Supple ru Indenture dated as of June 1, 1977, naming and appointing, pursuant to the provi i of Section 15.18 of the Original Indenture, R.G. Mason, an individual, to act ass c s Trustee, pursuant to each of which supplemental indentures, except said First e enth, ana Sixteenth Supplemental Indentures, the First Predecessor Company provinO,A,~.. e eation of an issue of First Mortgage Bonds, and said Sixth and Seventh Suppl eiiliiN~ en es provided for certain modifications of the Original Indenture; and 0 WHEREAS,. the Second Predecessor Company has heret and delivered a Seventeenth Supplemental Indenture dated as of August 9, 197 , e Second Predecessor Company succeeded to the First Predecessor Co.~.~-~tn-,.._wttA--1M same effect as if the Second Predecessor Company had been named in the ~f;9n e mortgagor company and in the Bonds and coupons as the obli or the eQJ(9f m er thereof, and the First Predecessor Company merged into the Secondt!; or amp on August 9, 1978 whereupon the Second Predecessor Company uire 11 the property, real, personal or mixed, including all rights, privileges, imm i ~ ap • s, described in the Indenture and thereby conveyed and mortgaged or inten d sotl o be, including also all such property acquired by the First Predecessor Com any since ~~ ution and delivery of the Original Indenture, which by the terms of the • al lndenture-i subject or intended to be subjected to the lien thereof; and TH SUPPLEMENTAL INDENTURE 5303.2 PAGE2

3446610 AGR 04/26/2016 08:16:18 AM Page 5 of 15 ANY WRITING, TEXT, INITIA~, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MA\' DISQUALIFY THIS DOCUMENT FOR RECORDING WHEREAS, the Company has heretofore executed and delivered a Thirty- • Supplemental Indenture dated as of February 10, 1997, whereby the Company succe the Second Predecessor Company with the same effect as if the Company had been.;t1,amea_ the Original Indenture as the mortgagor company and in the Bonds and coupons as e obligor thereon or maker thereof, and the Seco.Qd Predecessor Company mer~· t Issuer on February 10, 1997 whereupon the Company acquired all the prope 1, pe nal or mixed, including all rights, privileges, immunities and franchises, desc • • Indenture and f:hereby conveyed and mortgaged or intended so to be, in m such property acquired by the Company since the execution and delivery of • Origin Indenture, which by the tenns of the Indenture is subject or intended to be sub· ..II~~~ n thereof, such Thirty-First Supplemental Indenture further provided force ·n mo • c ions of the original indenture; WHEREAS, the Company has also heretofore exe~e vered a Thirty- Second Supplemental Indenture dated as of April 1, 2005, t t such supplemental indentures the Company provided for the creatio • ss • Mortgage Bonds; WHEREAS, the Company has also ~ ofo11 e ecu nd delivered a Thirty-Third Supplemental Indenture dated as of April 27, irty-Fourth Supplemental Indenture dated as of April 28, 2006, a Thirty-Fifth Supple,.u~,a~Indenture dated as of April 27, 2007, and a Thirty-Sixth Supplemental Inde e dated as o ril 29, 2008, all of which mortgaged, assigned, conveyed and tran d to the Trustee and subjected to the lien of the Indenture additional property acquiled co cted, and betterments, improvements and additions made to the mortgaged pr ; ~ WHEREAS, purs~he ~ denture, as heretofore supplemented and modified, there have been execut~~e • cated, delivered and issued and there are outstanding as of the date~' .t~ortgage Bonds of series and in principal amounts as follows: • ◊ Princi al Amo Series Two Mil· ($2,000, ) • Million Dollars 7.15% Secured Medium-Term Notes, Series C due 2025 7 .20% Secured Medium-Tenn Notes, Series C due 2025 6. 724% Pledged First Mortgage Bonds due June 15, 2036 PAOE3

3446610 AGR 04/26/2016 08:16:18 AM Page 6 of 15 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MA V DISQUALIFY THIS DOCUMENT FOR RECORDING Principal Amount of Bonds Series Three Hundred Twenty-Five Million 5.795% Senior Notes due March ~ Dollars ($325,000,000) • 15, 2040 ~ Two Hundred Fifty Million Dollars 5. 764% Senior Notes due July £ ~ ($250,000,000) 2040 ~ WHEREAS, R.G. Mason, the successor Co-Trustee, resigried o~93 and no successor trustee was appointed to replace him; WHEREAS, Harris Trust and Savings Bank (the "Origin 1 resigned as Trustee, Paying Agent and Registrar under the Indenture on A ril WHEREAS, effective April 1, 2002, the Compan Company (''BNY Midwest") to act as Trustee, Pa • ge t NY Midwest Trust strar to succeed the Original !rustee in such capacities under the ~;~-- WHEREAS, BNY Midwest resigne f,-~ , • Agent and Registrar under the Indenture on June 14, 2006; . WHEREAS, effective June 1 , Mellon Trust Company, N.A. to act as T Midwest in such capacities under th 6, the Comp y appointed The Bank of New York Paying Agent and Registrar to succeed BNY WHEREAS, the Co~any ei • to an Indenture (the .. Debenture Indenture") dated as of December I, 1991 ·=·. National Association (as successor to State Street Bank and Trust Com (in such capacity, the t'Debenture Indenture Trustee") pursuant to whi e C proposes to issue from time to time its Senior Notes (the "Senior~tes" d the mpany has agreed to make certain payments to the J?ebenture lnde . e ~~ ct of the principal of, premium, if any, and interest on such Senior t , ~ ~ WH1'.JA'-11,J''6S, i r r to secure the payment and performance of its obligations under nµ-e, e Company has agreed to create new Bonds from time to time e tenns as the Senior Notes; to issue and deliver such Bonds to the Trustee in trust for the benefit of the owners from time to time of the NTH SUPPLEMENTAL INDENTURE 5303.l PAOE4

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WHEREAS, the Board of Directors of the Company has established a new series of Bonds to be designated as "Pledged First Mortgage Bonds" due Nine Months or More From Date of Issue (hereinafter sometimes called "Bonds of the New Series"), and has authorized the issuance of an unlimited aggregate principal amount thereof, and the Company has complied or will comply with all provisions required to issue additional Bonds provided for in the Indenture; and

WHEREAS, the Company desires to execute and deliver this Thirty-Seventh Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of confirming the lien of the Indenture on certain property acquired or constructed by the Company since the execution and delivery of the Mortgage and on certain betterments, improvements and additions made by the Company to property previously described in the Indenture.

NOW, THEREFORE, WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Energy, Inc., organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto The Bank of New York Mellon Trust Company, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture is excepted or to

THIRTY-SEVENTH SUPPLEMENTAL INDENTURE PAGE 5
07771-0160/130645303.2

Unofficial Record

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List of Real Estate in the State of Washington Acquired by Puget Sound Energy, Inc. to Date, and Not Heretofore Specifically Described in Any Prior Supplemental Indenture**
Puget Sound Energy, Inc.

Puget Sound Energy, Inc.'s interest as tenant in common in the following described property:

IN LEWIS COUNTY WASHINGTON:

Legal Description:

PARCEL A

The southeast quarter of the southeast quarter of Section 7, Township 12 North, Range 1 West, W.M., Lewis County, Washington.

EXCEPT Zandecki County Road.

PARCEL B

The north half of Section 17, Township 12 North, Range 1 West, W.M., Lewis County, Washington.

EXCEPT the northeast quarter of the northeast quarter.

EXCEPT ALSO the east half of the northwest quarter of the northeast quarter.

PARCEL C

The northeast quarter of the northeast quarter and the east half of the northwest quarter of the northeast quarter of Section 17, Township 12 North, Range 1 West, W.M., Lewis County, Washington.

** All numbers in the row following the designation "Township," indicate townships north of the Willamette Base Line, and the Letters "E" and "W" in the row following the designation "Range," indicate east or west, as the case may be, of the Willamette Meridian.

THIRTY-SEVENTH SUPPLEMENTAL INDENTURE PAGE 7
07771-0160/130645303.2

Unofficial Record

3446610 AGR 04/26/2016 08:16:18 AM Page 10 of 15 ANY WRITING. TEXT. INITIALS, REVJSIONS OR NOTARY ·suL APPEARING OUTSIDE THESE MARGINS MA y DISQUALIFY THlS DOCUMENT FOR RECORDING PARCELD The south half of Section 17, Township 12 North, Range 1 West, W .M., Le • • ~ County, Washington. . \___) EXCEPT the south half of the southeast quarter, ~ \; ALSO EXCEPT Park County Road. _ C)~ PARCELE West, W.M., Lewis County, Washington. EXCEPT Park County Road. rw; TaxParcelNos.: 014599-001-000; a ~ 014599-002-000; , __ _ 014601-000-000; ~ 014602-001-000; 014463-000-000. Deed from: Deed to: Puget Sound E ergy, c. ~ • n~on corporation, Avista Corporation, a Washington corporation, an ... ,. ... ,,_ .... , Pi ine LLC, a Delaware limited liability company, as tenants in common Deed Recording~~ ~ ~ NTH SUPPLEMENT AL INDENTURE PAGES nun .. 11 ..... 5303.2

3446610 AGR 04/26/2016 08:16:18 AM Page 11 of 15 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARV SEAL APPEARING OUTSIDE THESE MARGINS MA V DISQUALIFV mis DOCUMENT FOR RECORDING ARTICLE ONE MISCELLANEOUS SECTION 1.01 . ~C) . This Thirty-Seventh Supplemental Indenture is executed and shall be ed as an indenture supplemental to the Indenture, and shall form a part thereof, e , as hereby supplemented and modified, is hereby confinned. Except to the tent i nsistent with the express tenns hereof, all the provisions, terms, covenants, and itio f the Indenture shall be applicable to the Bonds of the New Series to th~ specifically set forth herein. SECTION 1.02 ~ The Trustee has accepted the amendment o In e~ e e cted by this Thirty- Seventh Supplemental Indenture and agrees to e~ e ed by the Indenture as hereby amended, but only upon the tenns and diti ttTP~•rth.,, in the Indenture, including the terms and provisions defining and limiti ~r • • • responsibilities of the Trustee, and without limiting the generality of o egoing, the Trustee shall not be responsible in any manner whatsoever or or with re of any of the recitals or statements contained herein, all of which recitals tements are ade solely by the Company, or for or with respect to (a) the validity or suffic1 of this Thirty-Seventh Supplemental Indenture or any of the tenns or prov· o he , (b) the proper authorization hereof by the Company by corporate actio(;r o e i,~ c the due execlition hereof by the Company. SECTION J.03 ~ \._ U at the date of the e'f8~utio fthe -Seventh Supplemental lndenture·except as in the The Company covfa~th • 1 lawfully seized and possessed of all the trust estate from an Jiens ithb__ra c er than permitted encwnbrances, except as in the Indenture othe ·sc'st~te~ • ; that on said date the trust estate is free and clear Indenture o e • ed 'a nnitted; that the Company will warrant and forever defend the trust estat the • ereto to the Trustee against the claims of all persons whomsoever e in e Indenture otherwise stated or permitted; that it will maintain and prese en e Indenture, as a first mortgage lien, except as in the Indenture otherwis ermitted so long as any of the Bonds issued tinder the Indenture are outstandi ..>...£---~- it has good right and lawful authority to subject said property to the lien of• .. ----- ... ---.::._-,___.~ provided in and by the Indenture. NTH SUPPLEMENT AL INDENTURE 5303.2 PAGE9

3446610 AGR 04/26/2016 08:16:18AM Page 12 of 15 ANV WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE TIIESE MARGINS MA V DISQUALIFY THIS DOCUMENT FOR RECORDING SECTIONl.04 ... This Thirty-Seventh Supplemental Indenture may be executed in several courtteman:.s and each of such counterparts shall for all purposes be deemed to be an original, d all sue counterparts, or as many of them as the Company and the Trustee shall prese~ o shall together constitute but one and the same instrument. SECTION I.OS Although this Thirty-Seventh Supplemental Indenture is dated f, Q nee and for the purpose of reference as of April 25, 2016, the actual date~s o tion by the Company and by the Trustee are as indicated by their respective owl ments hereto annexed. ·~1:~'NC'1',rrH SUPPLEMENT AL INDENTURE PAGEIO O 5303.2

THIRTY-SEVENTH SUPPLEMENTAL INDENTURE PAGE 11 07771-0160/130645303.2 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING IN WITNESS WHEREOF, Puget Sound Energy, Inc. has caused this Thirty-Seventh Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents or the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, all on April 25th, 2016, but as of the day and year first above written. PUGET SOUND ENERGY, INC. By /s/ Brandon Lohse Brandon Lohse Corporate Treasurer Attest: /s/ Samuel Osborne Samuel Osborne Assistant Secretary

THIRTY-SEVENTH SUPPLEMENTAL INDENTURE 07771-0160/130645303.2 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING STATE OF WASHINGTON ) ) ss: COUNTY OF KING ) On this 22nd day of April, 2016, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Brandon Lohse, to me known to be the Corporate Treasurer of Puget Sound Energy, Inc., a Washington corporation, the corporation named in and which executed the foregoing instrument; and he acknowledged to me that he signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, being authorized so to do. WITNESS my hand and official seal the day and year in this certificate above written. /s/ Corrine Scowcroft Notary Name: Corinne Scowcroft Notary Public in and for the State of WA , residing at Kirkland. My commission expires 12-30-18.

THIRTY-SEVENTH SUPPLEMENTAL INDENTURE 07771-0160/130645303.2 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING STATE OF WASHINGTON ) ) ss: COUNTY OF KING ) On this 22nd day of April, 2016, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Samuel Osborne, to me known to be the Assistant Secretary of Puget Sound Energy, Inc., a Washington corporation, the corporation named in and which executed the foregoing instrument; and he acknowledged to me that he signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, being authorized so to do. WITNESS my hand and official seal the day and year in this certificate above written. /s/ Corinne Scowcroft Notary Name: Corinne Scowcroft Notary Public in and for the State of WA , residing at Kirkland. My commission expires 12-30-18.